UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2010

HELIOS & MATHESON NORTH AMERICA INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-22945	13-3169913
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue South, New York, New York	10003
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 979-8228

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On February 1, 2010, Helios & Matheson North America Inc. (the “Company”) received a letter from The NASDAQ Stock Market (“NASDAQ”) stating that, based on the closing bid price of the Company’s listed securities for the last 30 consecutive business days, a deficiency exists with regard to NASDAQ Listing Rule 5550(a)(2), which requires a minimum bid price of $1.00 per share. Pursuant to the Listing Rules, NASDAQ has communicated to the Company that it has a grace period of 180 calendar days from February 1, 2010, to regain compliance with the $1.00 minimum bid price requirement. In order to regain compliance, the bid price must close at $1.00 or more for a minimum of 10 consecutive business days during the 180 day grace period.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

EXHIBIT 99.1 Press Release, dated February 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIOS & MATHESON
NORTH AMERICA INC.

By: /s/ Salvatore M. Quadrino
Interim Chief Executive Officer
and Chief Financial Officer

Date: February 4, 2010

Exhibit Index

Exhibit No.	Description
Exhibit 99.1	Press Release, dated February 4, 2010